Exhibit 99.1

Frank L. Sassetti & Co.
Certified Public Accountants
Independent Auditors’ Report

Managing Members
Natural Choices Home Safe Products LLC

We have audited the accompanying balance sheets of Natural Choices Home Safe Products LLC as of December 31, 2007and 2006 and the related statements of income, members' equity (deficit), and cash flows for the years then ended.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Natural Choices Home Safe Products LLC as of December 31, 2007 and 2006, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Frank L. Sassetti & Co.

April 23, 2008
Oak Park, Illinois

6611 W. North Avenue * Oak Park, Illinois 60302 * Phone (708) 386-1433 * Fax (708) 386-0139

NATURAL CHOICES HOME SAFE PRODUCTS LLC

BALANCE SHEETS

DECEMBER 31, 2007 AND 2006

	2007	2006
ASSETS
Current assets:
Cash	$10,033	$9,809
Accounts receivable	81,907	97,096
Note receivable - officer	--	20,780
Inventory	16,968	24,414

Total current assets	108,908	152,099

Property and equipment, net	167	334

Other assets:
Security deposit	1,550	1,550

Total assets	$110,625	$153,983

LIABILITIES AND MEMBERS' DEFICIT
Current liabilities:
Accounts payable	$102,842	$104,869
Accrued expenses	9,897	7,612

Total current liabilities	112,739	112,481

Members’ Equity (Deficit):
Contributed capital	200	200
Retained earnings (accumulated deficit)	(2,314)	41,302

Total members’ equity (deficit)	(2,114)	41,502

Total liabilities and members' equity (deficit)	$110,625	$153,983

See accompanying notes

NATURAL CHOICES HOME SAFE PRODUCTS LLC

 STATEMENTS OF INCOME

FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

	2007	2006
Net sales	$660,802	$690,558

Costs of sales	333,794	343,376

Gross profit	327,008	347,182

Operating expenses	262,907	247,619

Income before taxes	$64,101	$99,563

Income taxes	--	--

Net income	$64,101	$99,563

See accompanying notes

NATURAL CHOICES HOME SAFE PRODUCTS LLC

 STATEMENT OF MEMBERS' EQUITY (DEFICIT)

FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

	Contributed Capital	Retained Earnings (Accumulated Deficit)	Total

Balance at January 1, 2006	$200	$(29,749)	$(29,549)

Member distributions	--	(28,512)	(28,512)

Net income	--	99,563	99,563

Balance at December 31, 2006	200	41,302	41,502

Member distributions	--	(107,717)	(107,717)

Net income	--	64,101	64,101

Balance at December 31, 2007	$200	$(2,314)	$(2,114)

See accompanying notes

NATURAL CHOICES HOME SAFE PRODUCTS LLC

 STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

	2007	2006
Cash flows from operating activities:
Net income	$64,101	$99,563
Adjustment to reconcile net income to net cash provided by operating activities
Depreciation expense	167	1,075
Changes in operating assets and liabilities:
Accounts receivable	15,189	(93,129)
Inventory	7,446	(15,604)
Accounts payable and accrued liabilities	258	59,938

Net cash provided by operating activities	87,161	51,843

Cash flows from investing activities:
Note receivable from officer	20,780	(20,780)

Net cash provided by (used in) investing activities	20,780	(20,780)

Cash flows from financing activities:
Payments of note payable	--	(3,899)

Member distributions, net	(107,717)	(28,512)

Net cash used in financing activities	(107,717)	(32,411)

Net increase (decrease) in cash	224	(1,348)

Cash at beginning of year	9,809	11,157

Cash at end of year	$10,033	$9,809

Supplemental cash flow information:
Interest paid	$549	$--
Income taxes paid	--	--

See accompanying notes

NATURAL CHOICES HOME SAFE PRODUCTS LLC

NOTES TO FINANCIAL STATEMENTS

 DECEMBER 31, 2007 AND 2006

1.	DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES
Nature of Business – Founded in 1995, Natural Choices Home Safe Products, LLC, (“Natural Choices” or the “Company”) manufactures environmentally and health responsible commercial and home cleaning products.  Products are distributed both under the Natural Choices label, including the “Oxy-Boost” line, and private labels. The Company distributes its products in the United States and in various geographic regions outside the United States

Inventories - Inventories are stated at the lower of cost or market on the first-in, first-out (FIFO) basis, and consist primarily of raw materials and finished goods.

Depreciation - For financial reporting purposes, depreciation of property and equipment has been computed over estimated useful lives of two to seven years primarily using the double declining accelerated method.  Depreciation charges totaled $167 and $1,075 during the years ended December 31, 2007 and 2006, respectively.

Accounts Receivable - The Company makes judgments as to the collectibility of trade and other accounts receivable based on historic trends and future expectations.  Management does not believe that an allowance for uncollectible receivables was required at December 31, 2007 and 2006.

Revenue Recognition - Revenue from sales to individuals, distributors and resellers is recognized when the related products are shipped.

Advertising and Promotional Costs - Advertising and promotion costs are expensed as incurred.  For the years ended December 31, 2007 and 2006, advertising and promotion costs totaled $1,280 and $874, respectively.

Income Taxes – For federal and state income tax purposes, the Company has elected S corporation status. As such, all income and deductions of the Company are passed through to the Company’s members.

Use of Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period.  Actual results could differ from these estimates.

Statement of Cash Flows - For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments purchased with an initial maturity of three months or less to be cash equivalents.

2.	NOTE RECEIVABLE OFFICER

At December 31, 2006 the Company had a note receivable due from Catherine Myers, an officer and member of the Company, in the amount of $20,780.  The note was settled during 2007 through reduction of member distributions.

4.	PROPERTY AND EQUIPMENT

Property and equipment at December 31, 2007 and 2006 consisted of the following:

	2007	2006
Furniture and equipment	$3,621	$3,621
Computer and software	5,499	5,499
Vehicle	18,000	18,000
	27,120	$27,120
Less: Accumulated depreciation	(26,953)	(26,786)
	$167	$334

5.	ACCRUED EXPENSES

Accrued expenses at December 31, 2007 and 2006 consisted of accrued payroll taxes.

6.	MEMBERS’ EQUITY

Natural Choices is a limited liability company. Its equity interest is made up of members’ contributions and is classified as contributed capital on the balance sheet. For the years ended December 31, 2007 and 2006, the Company distributed $107,717 and $28,512, respectively, to its members.

7.	LEASE AGREEMENTS

The Company operates in leased facilities under operating leases on a month-to-month basis. The monthly rental rate for the month-to-month leased facilities was $1,500. The cost of leasing the Company’s operating facilities amounted to $18,000 for each of the years ended December 31, 2007 and 2006.

8.	CONCENTRATIONS

The Company distributes environmentally and health responsible commercial and home cleaning products in the United States and in various geographic regions outside the United States.  For the years ended December 31, 2007 and 2006, the Company’s largest customer accounted for approximately 22% and 24%, respectively, of the Company's sales. For the year ended December 31, 2006, the Company’s second largest customer accounted for approximately 14% of the Company's sales. At December 31, 2007 amounts due from the Company's largest customer represented approximately 59% of accounts receivable. At December 31, 2006 amounts due from the Company's two largest customers represented 48% and 32% of accounts receivable, respectively.

9.	SUBSEQUENT EVENTS - SALE OF ASSETS

On February 8, 2008 Natural Choices entered into an Asset Purchase Agreement with Racine, Wisconsin based Pacific Sands, Inc. (“Pacific Sands”), a publicly traded company under the symbol PFSD, to sell certain assets and assign certain liabilities for a purchase price of $890,000, plus or minus closing pro-rations, if any, and payable in cash and shares of Pacific Sands common stock payable over a three-year period.  Earnest money of $50,000 in the form of 500,000 shares of Pacific Sands restricted common stock was paid in December 2007.  An additional 500,000 shares of Pacific Sands restricted common stock, as well as $60,000 in cash, was paid at closing.  The balance will be paid in semi-annual installments of restricted common shares and cash beginning on August 1, 2008 as follows:  $50,000 in additional shares of  restricted common stock, as well as $40,000 in cash, on August 1, 2008; $50,000 in additional shares of  restricted common stock, as well as $50,000 in cash, on February 1, 2009; $100,000 in additional shares of  restricted common stock, as well as $100,000 in cash, on August 1, 2009; $200,000 in cash, on February 1, 2010; and $140,000 in cash, on August 1, 2010. In addition the two members of Natural Choices executed employment agreements with Pacific Sands.

On February 8, 2008 Natural Choices moved its operations to the Pacific Sands facility in Racine, Wisconsin.